UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2006

HEILIG-MEYERS COMPANY

(Exact name of registrant as specified in its charter)

Virginia	0-8484	54-0558861
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12501 Patterson Avenue Richmond, Virginia	23238
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 784-7500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 17, 2006 (the “Effective Date”), the Third Amended and Restated Joint Liquidating Plan of Reorganization (the “Third Amended Plan”) for Heilig-Meyers Company and certain of its wholly owned subsidiaries, Heilig-Meyers Furniture Company, Heilig-Meyers Furniture West, Inc., HMY Star, Inc., and MacSaver Financial Services, Inc. (collectively, the “Companies”) became effective. On February 23, 2006, the Companies issued a press release announcing the occurrence of the Effective Date. A copy of the press release is filed as Exhibit 99.2 to this Report on Form 8-K and is incorporated by reference herein.

Some of the statements made by the Companies in this filing and the Exhibit are forward-looking in nature. These statements can be identified by the use of projected and forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. These statements reflect the Companies’ reasonable judgments with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those in the Exhibit. Such risks and uncertainties include, but are not limited to, the ability to successfully complete the recovery and liquidation of some or all of the Companies’ assets and causes of action; the costs associated with such recoveries and liquidations; the costs associated with the operation of the Heilig-Meyers Liquidation Trust; the amount of allowed administrative, priority and other claims requiring payment pursuant to the Bankruptcy Code and/or the Third Amended Plan; and changes in tax laws. Statements in this filing and the exhibit should be evaluated in light of these important factors.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is being furnished pursuant to Item 8.01 above.

Exhibit No.	Description
99.1	Heilig-Meyers Company et al. Press Release dated February 23, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEILIG-MEYERS COMPANY
(Registrant)

Date: March 2, 2006	By:	/s/ Ronald L. Barden
Ronald L. Barden
Managing Director of Reorganization

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